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                                                              Exhibit 10(iii)(b)

                             EXXON MOBIL CORPORATION

             2001 NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

                     (as adopted effective January 1, 2001)

1.   Purpose
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     The purpose of the Plan is to provide nonemployee directors of the
     Corporation with an opportunity to defer compensation as a director.

2.   Effective Date; Transition
     --------------------------

     (a)  This Plan shall become effective on the Effective Date.

     (b) For incumbent directors and directors elected after the Effective Date, this Plan replaces the Prior Plan. Accounts of incumbent directors under the Prior Plan shall, as of the Effective Date, be transferred to this Plan with the account balance credited as deferred cash or, to the extent the incumbent director elects reallocation under Section 6(e), deferred stock units. Deferral elections made by an incumbent director under the Prior Plan shall remain in effect for purposes of this Plan, subject to the participant's ability to make a prospective change under Section 5(c)(3) or a one-time reallocation under Section 6(e).

     (c) Retired directors shall not be entitled to participate in this Plan. Accounts of retired directors under the Prior Plan shall remain subject to the terms and conditions of the Prior Plan.

3.   Definitions
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     In this Plan, the following definitions apply:

          "Account" means the account maintained by the Corporation for deferred cash and deferred stock units credited under Section 6.

          "Administrator" means the Secretary of the Corporation.

          "Board" means the Board of Directors of the Corporation.

          "Compensation" means the cash retainer payable to a nonemployee director for service on the Board, for service as member of any Board committee, and for service as chairman of any Board committee, together with other cash fees, if any, payable to a
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nonemployee director in that capacity for attending meetings or otherwise for service on the Board or any Board committee. Grants of restricted stock and reimbursement of expenses do not constitute compensation for purposes of this Plan.

     "Corporation" means Exxon Mobil Corporation, a New Jersey corporation, and its successors.

     "Deferred cash" means a credit to a participant's account under Section 6(b) that represents the right to receive a cash payment equal to the credited amount plus deemed interest on settlement of the account.

     "Deferred stock unit" means a credit to a participant's account under
Section 6(c) that represents the right to receive a cash payment equal to the fair market value of one share on settlement of the account.

     "Effective Date" means January 1, 2001.

     "Fair market value" means, for any date, the average of the high and low sales prices for shares as reported on the Consolidated Tape during the New York Stock Exchange regular session on such date.

     "Incumbent director" means a nonemployee director who holds office on the Effective Date.

     "Nonemployee director" means a member of the Board who is not also an employee of the Corporation or any affiliate of the Corporation.

     "Participant" means each nonemployee director who elects to defer compensation under this Plan.

     "Plan" means this Exxon Mobil Corporation 2001 Nonemployee Directors' Deferred Compensation Plan, as it may be amended from time to time.

     "Prior Plan" means the Exxon Corporation Plan for Deferral of Non-employee Director Compensation and Fees originally adopted by the Board effective May 15, 1980.

     "Retired director" means a participant in the Prior Plan who does not hold office on the Effective Date.

     "Share" means a share of common stock of the Corporation.

     "Term of office" means, for any nonemployee director, each period beginning with the director's election to office and continuing until the next

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     annual meeting of shareholders and until the director is reelected to office or his or her successor shall have been elected and qualified.

4.   Administration
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     The Board and, subject to the oversight of the Board, the Administrator shall have authority to administer the Plan, including conclusive authority to construe and interpret the Plan, to establish rules, policies, procedures, forms, and notices for use in carrying out the Plan, and to make all other determinations necessary or desirable for administration of the Plan.

5.   Election to Defer Compensation
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     (a)  Amount of Deferral.  A nonemployee director may elect to defer receipt
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          of all or a specified portion of the compensation otherwise thereafter payable to such director.

     (b)  Manner of Electing Deferral.  An election to defer compensation shall
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          be made by giving written notice to the Administrator in the form approved by the Administrator.  Such notice shall include:

          (1)  the percentage of compensation to be deferred,

          (2) an election for the deferred compensation to be credited as deferred cash and/or as deferred stock units,

          (3) an election for the account to be settled in either a lump-sum payment or in a specified number of annual installments (not to exceed five), and

          (4) the date of the lump-sum payment or the first installment payment in settlement of the account (which shall not be earlier than January 15 of the year following the year in which service as a nonemployee director terminates nor later than January 15 first following the participant's 72nd birthday, or such other date as may be approved by the Administrator.)

     (c)  Time of Election; Effectiveness; Change of Election.
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          (1)  An election to defer compensation for a term of office shall be made by a nonemployee director at, or prior to, the time of election and prior to the right to receive any compensation for such term of office.

          (2) An election shall continue in effect until the end of the participant's service as a nonemployee director or until the

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               effectiveness of a change in the nonemployee director's deferral election, as provided in clause (3) below, whichever occurs first.

          (3) A nonemployee director may change a deferral election by giving written notice to the Administrator, provided that, except for the one-time reallocation permitted under Section 6(e), a change shall only be effective prospectively for terms of office commencing at or after the time of such notice.

6.   Deferred Compensation Account
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     (a)  Establishment of Account.  The Corporation will maintain an account
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     for each participant.  Accounts under this Plan shall be unfunded and shall represent only an unsecured claim against the general assets of the Corporation.

     (b)  Deferred Cash.  If a participant elects to defer compensation in the
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     form of deferred cash, the amount so deferred will be credited to the participant's account on the date such compensation would otherwise have been payable absent the election to defer. In addition, at the end of each calendar month the deferred cash credits in the account shall be increased by an amount equal to deemed interest, at such reasonable rate per annum as may be determined from time to time by the Administrator, upon the average daily balance of deferred cash in the account during such month.

     (c)  Deferred Stock Units.  If a participant elects to defer compensation
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     in the form of deferred stock units, a number of units will be credited to the participant's account, at the time such compensation would otherwise have been payable absent the election to defer, equal to (i) the otherwise payable amount divided by (ii) the fair market value of a share on the last
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     trading day preceding the credit date.  In addition, on each date on which a cash dividend is payable on the shares, the participant's account shall be credited with a number of units equal to (i) the per share cash dividend times the number of deferred stock units then credited to the account,
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     divided by (ii) the fair market value of a share on the last trading day
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     preceding the dividend payment date. Accounts shall be credited with fractional deferred stock units, rounded to the third decimal place.

     (d)  Adjustments.  In case of a stock  split, stock dividend, or other
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     relevant change in capitalization, the number of deferred stock units credited to a participant's account shall be adjusted in such manner as the Administrator deems appropriate.


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     (e)  One-time Reallocation to Deferred Stock Units.
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     (1)  Incumbent directors who were participants in the Prior Plan shall have a one-time right to reallocate all or a portion of their account balance to deferred stock units. Such participants may elect reallocation by giving written notice to the Administrator in the form approved by the Administrator.

     (2) A reallocation notice under this Section must be received by the Administrator on or before the date of the Corporation's 2001 Annual Meeting of Shareholders and shall include:

          (A) the date as of which the reallocation is to be made, which must be (i) on or after the Effective Date, (ii) on or after the date the notice is received, and (iii) no later than the date of the Corporation's 2001 Annual Meeting of Shareholders;

          (B) the percentage of the participant's credited account balance to be reallocated to deferred stock units; and

          (C)  an election for deferred compensation from and after the reallocation date to be credited as deferred cash and/or as deferred stock units, provided that the participant shall not be entitled to change the amount of compensation deferred for the current term of office.

     (3)  If a participant elects to reallocate, on the date specified in the reallocation notice the specified percentage of the account's deferred cash balance, including deemed interest credited through the most recent month end in accordance with Section 6(b), shall be debited from deferred cash and the account shall be credited with a number of deferred stock units equal to (i) the reallocated amount divided by
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          (ii) the fair market value of a share on the last trading day preceding the reallocation date.

     (4)  Participants shall have no right to have amounts credited as deferred stock units in their accounts reallocated or converted to deferred cash. Except for the one time reallocation right provided above, participants shall have no right to have amounts credited as deferred cash in their accounts reallocated or converted to deferred stock units.

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7.   Valuation
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     The value of an account as of any date on which a settlement payment is to be made under Section 8 shall be the sum of (a) the amount of deferred cash then credited to the account, with deemed interest credited through the most recent month end in accordance with Section 6(b), plus (b) an
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     amount equal to the number of deferred stock units then credited to the account times the fair market value of a share on the last trading day
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     preceding the payment date.

8.   Settlement
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     (a)  Lump Sum.  If a participant elects lump sum settlement, an amount of
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     cash equal to the value of the account determined in accordance with
     Section 7 shall be paid to the participant on January 15 of the year selected as provided in Section 5(b).

     (b)  Installment Payments.  If a participant elects settlement in
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     installments, an amount of cash determined as hereafter provided shall be paid to the participant on January 15 of each year of the installment payment period selected as provided in Section 5(b). The amount of each installment shall be equal to (i) the value of the account as of the payment date for such installment, determined in accordance with Section 7, divided by (ii) the number of unpaid installments. Each installment
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     payment shall be debited to the deferred cash and deferred stock units in a participant's account on a pro-rata basis.

     (c)  Payment on Death.  Notwithstanding a participant's settlement
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     election, in the event of a participant's death an amount of cash equal to the remaining value of the account determined as provided in Section 7 shall be paid in a single payment to the participant's estate or permitted designated beneficiary as soon as practicable.

     (e)  No early withdrawal.  No withdrawal may be made from a participant's
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     account except as provided in this Section 8.

     (f)  Cash settlement only.  Settlement of accounts under this Plan shall be
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     made only in cash.

9.   Beneficiary Designation
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     Participants may designate a beneficiary to be paid any amounts remaining unpaid under this Plan on the death of the participant, provided that such designation will only be given effect if the designation is expressly authorized as a non-testamentary transfer under applicable laws of descent and distribution as determined by the Administrator.

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     Beneficiary designations shall be subject to such forms, requirements and procedures as the Administrator may establish from time to time.

10.  Non-Assignability
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     The right of a participant to receive any unpaid portion of the participant's account may not be assigned or transferred except by will or the laws of descent and distribution (including permitted beneficiary designations under Section 9), and may not be pledged or encumbered or be subject to attachment, execution, or levy of any kind.

11.  Amendment and Termination
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     This Plan may be amended, modified or terminated by the Board at any time, provided that no such amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's rights with respect to amounts accrued in the participant's account.

12.  Governing Law
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     This Plan and all actions taken under it shall be governed by the laws of the State of New York, without reference to conflict of law principles.

13.  Severability
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     If any provision of this Plan shall be deemed illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable.

14.  Compliance
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     The Administrator is authorized to take such steps as may be necessary including, without limitation, delaying effectiveness of a participant's election or delaying settlement of an account, in order to ensure that this Plan and all actions taken under it comply with any law, regulation, or listing requirement which the Administrator deems applicable or desirable, including the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934.

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